Back to Form 8-K

Exhibit 99.1

Investor Relations:	Media Relations:
Gregg Haddad	John Aberg
Vice President	Vice President
813-865-1284	813-865-5045
gregg.haddad@wellcare.com	john.aberg@wellcare.com

WELLCARE REPORTS FIRST QUARTER 2007 RESULTS

Total Revenues Grew To $1.24 Billion, Up 70% Over 2006

•	Membership grew to 2.27 million, up 47% year over year.
•	Medicare Advantage membership increased 46% year to date and 77% year over year.
•	Net income increased 49% year over year to $25.0 million.

Tampa, Florida (May 7, 2007)— WellCare Health Plans, Inc. (NYSE: WCG) today announced first quarter 2007 net income of $25.0 million, up 49% over the first quarter 2006. Diluted earnings per share (EPS) of $0.60 increased from $0.42 in the same period last year. Membership grew 47% to 2.27 million as of March 31, 2007, yielding revenue growth of 70% to $1.24 billion.

“WellCare’s earnings and revenue growth resulted from solid performance in all our business segments,” said Todd S. Farha, chairman and chief executive officer. “Our strong start to the year sets the stage for a very successful 2007.”

Highlights of First Quarter Operations
Total Revenues: Total revenues for the quarter rose 70% year over year to $1.24 billion. The growth was attributable principally to the increase in the Company’s membership, including the launch of the Georgia Medicaid health plan, which began operations in June 2006, as well as growth in the Medicare prescription drug plan (PDP) product. In addition, Medicare Advantage membership growth was 77% year over year and 46% year to date.

Medical Benefits Expense: Medical benefits expense was $1.02 billion, compared with $599 million for the same period last year. The medical benefits ratio was 83.8%, compared with 84.5% in 2006, excluding the 1.5% impact of the net reinsurance recovery for the Company’s Medicare PDP product. Including the reinsurance recovery, the first quarter 2006 medical benefits ratio was 83.0%. As previously disclosed, WellCare did not renew its PDP reinsurance in 2007. The decrease in the ratio was due primarily to better than expected retention of PDP members, which resulted in improved formulary compliance and increased generic fill rates. The positive performance of the PDP product is a significant contributor to the Company’s improved outlook for 2007. Please refer to the supplemental information for a reconciliation of the medical benefits ratio excluding the impact of the 2006 net reinsurance recovery.

Selling, General, and Administrative (SG&A) Expense: SG&A expense was $166.6 million, representing 13.4% of total revenues, compared with $97.3 million, or 13.3% of total revenues, for the same period last year. The increase in SG&A expense is in line with the expansion of WellCare’s membership and operations.

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WCG Reports First Quarter Results

May 7, 2007

First Quarter Cash Flow and Financial Condition Highlights
Net cash provided by operations was $102.3 million, or 4.1 times net income, after adjusting for the timing of receipt of payments from the Company’s government partners. Please refer to the supplemental information for a reconciliation of adjusted net cash provided by operations to net cash provided by operations of $217.0 million on a GAAP basis.

Days in claims payable was 49 as of March 31, 2007, compared with 47 as of December 31, 2006. The increase results principally from the launch of the Company’s Medicare private fee-for-service products.

As of March 31, 2007, the Company had cash and cash equivalents of $1.35 billion as well as investments classified as current assets of $151 million, for a total of $1.50 billion in cash and short-term investments.

Financial Guidance
WellCare is increasing its full-year 2007 guidance as follows:
•	Diluted EPS of $4.65 to $4.75, based on 41.8 million weighted average shares outstanding; and
•	Total revenues of $5.2 billion.

The Company’s previous guidance was diluted EPS of $4.10 to $4.20 based on 41.8 million weighted average shares outstanding and revenue of $4.95 billion.

For the second quarter, the Company is providing the following guidance:
•	Diluted EPS of $1.20 to $1.25; and
•	Total revenues of $1.3 billion.

Webcast
A discussion on WellCare’s first quarter 2007 results as well as the Company’s outlook will be webcast live on Tuesday, May 8, 2007, beginning at 8:30 a.m. Eastern Time. A replay will be available beginning approximately one hour following the conclusion of the live broadcast. The webcast is available via the Company’s web site at www.wellcare.com and at www.earnings.com.

About WellCare Health Plans, Inc.
WellCare Health Plans, Inc. provides managed care services exclusively for government-sponsored healthcare programs, focusing on Medicaid and Medicare. Headquartered in Tampa, Florida, WellCare offers a variety of Medicaid and Medicare plans, including health plans for families, children, the aged, blind and disabled and prescription drug plans, serving over 2,272,000 members as of March 31, 2007. For more information about WellCare, please visit the Company's website at www.wellcare.com.

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WCG Reports First Quarter Results

May 7, 2007

Cautionary Statement Regarding Forward-Looking Statements
Statements contained in this release which are not historical fact may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”).  The Company intends such statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Exchange Act. Statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as “may,” “will,” “should,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” “predicts,” “potential,” “continues” and similar expressions are forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties that may cause the Company’s actual future results to differ materially from those projected or contemplated in the forward-looking statements. These risks and uncertainties include, but are not limited to: the potential expiration, cancellation or suspension of the Company’s state or federal contracts; the Company’s lack of prior operating history, including lack of experience with network providers and health benefits management in expansion markets, including Georgia, Missouri and Ohio; the Company’s lack of prior operating history in its Medicare PDP and PFFS programs and potential inability to accurately predict the number of members in these plans; the Company’s ability to accurately predict and effectively manage health benefits and other operating expenses, including the Company’s ability to reinsure certain risks related to medical expenses; the potential for confusion in the marketplace concerning PDP and PFFS programs resulting from, among other things, the proliferation of health care options facing Medicare beneficiaries and the complexity of the PDP and PFFS offerings, including the benefit structures and the relative lack of awareness of these programs among health care providers, pharmacists and patient advocates; the Company’s ability to accurately estimate incurred but not reported medical costs; risks associated with future changes in healthcare laws, including repeal or modification of the Medicare Modernization Act of 2003 or any portion thereof; potential reductions in funding for government healthcare programs, including reductions in funding resulting from the escalating costs of prescription drugs; risks associated with periodic government reimbursement rate adjustments, the timing of the CMS risk-corridor payments to PDP providers and the accounting treatment for the PDP program; the Company’s ability to develop processes and systems to support its operations and future growth; regulatory changes and developments, including potential marketing restrictions, sanctions, governmental investigations or premium recoupments; potential fines, penalties or operating restrictions resulting from regulatory audits, examinations, investigations or other inquiries; risks associated with the Company’s acquisition strategy; risks associated with the Company’s efforts to expand into additional states and counties; risks associated with the Company’s substantial debt obligations; risks associated with the volatility of the Company’s common stock; and risks associated with the Company’s rapid growth, including the Company’s ability to attract and retain qualified management personnel. Additional information concerning these and other important risks and uncertainties can be found under the headings “Forward-Looking Statements” and “Risk Factors” in the Company’s 2006 Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 16, 2007, and in the Company’s periodic reports filed from time to time with the Securities and Exchange Commission, which contain discussions of the Company’s business and the various factors that may affect it. The Company specifically disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise.

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WCG Reports First Quarter Results

May 7, 2007

WELLCARE HEALTH PLANS, INC. UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME (In thousands, except share and per share data)

	Three Months Ended
	March 31,
	2007	2006
Revenues:
Premium	$1,221,766	$722,221
Investment and other income	17,666	8,164
Total revenues	1,239,432	730,385

Expenses:
Medical benefits	1,024,171	599,084
Selling, general and administrative	166,556	97,265
Depreciation and amortization	4,566	3,090
Interest	3,460	3,384
Total expenses	1,198,753	702,823

Income before income taxes	40,679	27,562
Income tax expense	15,706	10,794
Net income	$24,973	$16,768

Net income per share:
Basic	$0.62	$0.43
Diluted	$0.60	$0.42

Weighted average common shares outstanding:
Basic	40,163,234	38,590,948
Diluted	41,588,356	39,959,602

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WCG Reports First Quarter Results

May 7, 2007

WELLCARE HEALTH PLANS, INC. UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands, except share data)

	March 31,	Dec. 31,
	2007	2006
ASSETS
Current Assets:
Cash and cash equivalents	$1,344,909	$964,542
Investments	151,143	126,422
Premium and other receivables, net	119,433	102,465
Other receivables from government partners, net	49,527	40,902
Prepaid expenses and other current assets	76,181	87,507
Deferred income taxes	31,724	14,841
Total current assets	1,772,917	1,336,679
Property, equipment, and capitalized software, net	62,484	62,005
Goodwill	189,470	189,470
Other intangibles, net	18,132	18,855
Restricted investment assets	60,939	53,382
Other assets	1,529	1,839
Total Assets	$2,105,471	$1,662,230

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Medical benefits payable	$556,947	$465,581
Unearned premiums	232,055	23,806
Accounts payable	6,982	8,015
Other accrued expenses	143,498	172,043
Other payables to government partners	36,083	104,076
Taxes payable	22,298	13,181
Current portion of long-term debt	1,600	1,600
Funds held for the benefit of members	304,034	113,652
Other current liabilities	418	418
Total current liabilities	1,303,915	902,372
Long-term debt	153,661	154,021
Deferred income taxes	35,752	34,666
Other liabilities	8,082	8,116
Commitments and contingencies	-	-
Total liabilities	1,501,410	1,099,175
Stockholders’ Equity:
Preferred stock, $0.01 par value (20,000,000 authorized, no shares issued or outstanding)	-	-
Common stock, $0.01 par value (100,000,000 authorized, 41,164,939 and 40,900,134 shares issued and outstanding at March 31, 2007 and December 31, 2006, respectively)	412	409
Paid-in capital	310,053	294,443
Retained earnings	293,532	268,559
Accumulated other comprehensive income	64	(356)
Total stockholders’ equity	604,061	563,055
Total Liabilities and Stockholders’ Equity	$2,105,471	$1,662,230

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WCG Reports First Quarter Results

May 7, 2007

WELLCARE HEALTH PLANS, INC. UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands)

	Three Months Ended March 31,
	2007	2006
Cash from operating activities:
Net income	$24,973	$16,768
Adjustments to reconcile net income
to net cash provided by operating activities:
Depreciation and amortization	4,566	3,090
Loss on disposal of fixed assets	-	1,250
Equity-based compensation expense, net of benefits	10,548	6,777
Incremental tax benefit received for option exercises	(4,928)	(1,027)
Deferred taxes, net	(15,797)	(25,667)
Changes in operating accounts:
Premiums and other receivables	(16,968)	971
Other receivables from government partners	(8,625)	(107,868)
Prepaid expenses and other current assets	11,326	1,750
Medical benefits payable	91,366	105,157
Unearned premiums	208,249	193,384
Accounts payable	(1,033)	1,758
Other accrued expenses	(28,545)	5,337
Other payables to government partners	(67,993)	-
Taxes payable, net	9,117	35,344
Other, net	734	(12,437)
Net cash provided by operating activities	216,990	224,587
Cash from investing activities:
Proceeds from sale and maturities of investments	1,106	775
Purchases of investments	(25,827)	(54,370)
Purchases and dispositions of restricted investments, net	(7,557)	(14,341)
Additions to property, equipment, and capitalized software, net	(4,322)	(11,665)
Net cash used in investing activities	(36,600)	(79,601)
Cash from financing activities:
Proceeds from common stock issuance, net	156	18,830
Proceeds from options exercised	6,337	1,711
Incremental tax benefit from option exercises	4,928	1,027
Purchase of treasury stock	(1,426)	-
Payments on debt	(400)	(400)
Funds held for the benefit of members	190,382	201,810
Net cash provided by financing activities	199,977	222,978
Cash and cash equivalents:
Increase during the period	380,367	367,964
Balance at beginning of period	964,542	421,766
Balance at end of period	$1,344,909	$789,730
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid for taxes	$17,040	$240
Cash paid for interest	$3,264	$3,295

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WCG Reports First Quarter Results

May 7, 2007

WELLCARE HEALTH PLANS, INC. MEMBERSHIP STATISTICS

Membership by State (excluding standalone Medicare PDP)	March 31, 2007	March 31, 2006
Florida	522,000	531,000
Georgia	445,000	-
New York	126,000	101,000
Illinois	105,000	90,000
Connecticut	39,000	37,000
Ohio	33,000	-
Indiana	-	78,000
Other states	32,000	2,000
Total Membership by State	1,302,000	839,000

Membership by Program	March 31, 2007	March 31, 2006
Medicaid Membership
TANF	864,000	590,000
SCHIP	206,000	89,000
SSI	70,000	59,000
FHP	31,000	27,000
Total Medicaid Membership	1,171,000	765,000

Medicare Membership
Medicare Advantage	131,000	74,000
Prescription drug plan (standalone)	970,000	703,500
Total Medicare Membership	1,101,000	777,500
Total Membership	2,272,000	1,542,500

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WCG Reports First Quarter Results

May 7, 2007

WELLCARE HEALTH PLANS, INC.
SUPPLEMENTAL INFORMATION

Reconciliation of the Medical Benefits Ratio Excluding the Impact
of Medicare PDP Net Reinsurance Recoveries

The Company is reporting the adjusted medical benefits expense ratio to provide a prior year medical expense ratio that is comparable to the current year because the Company did not renew its Medicare PDP product reinsurance in 2007.

	Three Months Ended March 31,
	2007	2006
Medical benefit ratio, as reported under GAAP	83.8%	83.0%
Adjustment for impact of Medicare PDP net reinsurance recovery	-	1.5%
Medical benefit ratio, as adjusted	83.8%	84.5%

Reconciliation of Adjusted Net Cash Provided By Operations
To GAAP Reported Net Cash Provided By Operations

The Company reports cash provided by operations on a non-GAAP basis to exclude the changes in unearned premiums, premiums and other receivables, and other receivables/payables from government partners. The Company believes that excluding changes in unearned premiums, premiums and other receivables, and other receivables/payables from government partners is a better measure of cash flow from operations, as these changes are a function of the timing of cash receipts from and payments to federal and state agencies at the end of a period.

Three Months Ended March 31, 2007
Net cash provided by operating activities, as reported under GAAP	$216,990
Adjusted for change in:
Unearned premiums	(208,249)
Premiums and other receivables	16,968
Other receivables from government partners	8,625
Other payables to government partners	67,993
Net cash provided by operating activities, as adjusted	$102,327

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